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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2000 TrueChat, Inc. Equity Incentive Plan of Terayon Communication Systems, Inc. of our report dated September 1, 2000, with respect to the financial statements of Mainsail Networks, Inc. included in Terayon Communication Systems, Inc.'s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on October 18, 2000.

                                          /s/ Ernst & Young LLP

San Jose, California
January 10, 2001